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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Defined Asset Funds Municipal Defined Fund Series
10:

We consent to the use in this Registration Statement No. 333-47553 of our report dated July 9, 1999 relating to the Statement of Condition of Defined Asset Funds Municipal Defined Fund Series 10, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 9, 1999